AMENDMENT NO. 6 TO THE

                              AMENDED AND RESTATED
                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                             LIBERTY FUNDS TRUST IV


         This AMENDMENT NO. 6 to the AGREEMENT AND DECLARATION OF TRUST of LIBERTY FUNDS TRUST IV is made in Boston, Massachusetts as of January 26, 2001 by the Trustees hereunder.

         WHEREAS, Article IX, Section 7 of the Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust") dated July 25, 1985, as amended, of Liberty Funds Trust IV (the "Trust"), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, authorizes the Trustees of the Trust to amend the Declaration of Trust at any time by an instrument in writing signed by a majority of the then Trustees when authorized to do so by a vote of Shareholders holding a majority of the Shares entitled to vote of each series affected; and

         WHEREAS, on January 25, 2001, the holders of a majority of the Shares entitled to vote of the Liberty Intermediate Tax-Exempt Fund series of the Trust authorized this amendment to the Declaration of Trust;

         NOW, THEREFORE, the undersigned, being a majority of the Trustees of the Trust, and being authorized to do so by the holders of a majority of the outstanding shares of beneficial interest of the Liberty Intermediate Tax-Exempt Fund series of the Trust, have authorized the following amendment to the Declaration of Trust:

         The first paragraph of Section 4 of Article IX is hereby amended to read in its entirety as follows:

         Section 4. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of Shareholders holding at least two-thirds of the Shares of each series entitled to vote or by the Trustees by written notice to the Shareholders. Any series of Shares may be terminated at any time by vote of Shareholders holding at least two-thirds of the Shares of such series entitled to vote or by the Trustees by written notice to the Shareholders of such series. Notwithstanding the foregoing sentence, the Liberty Intermediate Tax-Exempt Fund series of the Trust may be terminated at any time by vote of Shareholders holding at least a majority of the Shares of such series entitled to vote or by the Trustees by written notice to the Shareholders of such series.

         The foregoing Amendment shall be effective as of January 26, 2001.


         IN WITNESS WHEREOF, the undersigned have hereunto set their hands, for themselves and their assigns, as of this 14th day of February, 2001.


/s/ Douglas A. Hacker                       /s/ John J. Neuhauser
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Douglas A. Hacker                           John J. Neuhauser

/s/ Janet Langford Kelly                    /s/ Joseph R. Palombo
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Janet Langford Kelly                        Joseph R. Palombo

/s/ Richard W. Lowry                        /s/ Thomas E. Stitzel
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Richard W. Lowry                            Thomas E. Stitzel

/s/ Salvatore Macera                        /s/ Thomas C. Theobald
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Salvatore Macera                            Thomas C. Theobald

/s/ William E. Mayer                        /s/ Anne-Lee Verville
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William E. Mayer                            Anne-Lee Verville

/s/ Charles R. Nelson
------------------------------------
Charles R. Nelson